Exhibit 1.4

                          BROCKER TECHNOLOGY GROUP LTD.
                          2150 Tower One, Scotia Place
                               10060 Jasper Avenue
                                Edmonton, Alberta
                                     T5J 3R8


             NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF
                          BROCKER TECHNOLOGY GROUP LTD.


NOTICE IS HEREBY GIVEN that an Annual and Special Meeting of the Shareholders of BROCKER TECHNOLOGY GROUP LTD. (the "Corporation") will be held at the Delta Edmonton Centre, Suite Hotel, 10222 - 102 Street, Edmonton, Alberta, on Thursday, November 15, 2001, at the hour of 2:30 p.m. (Edmonton time), for the following purposes:

(1) To receive the audited financial statements of the Corporation for the year ended March 31, 2001.

(2)  To elect directors for the ensuing year.

(3) To appoint auditors for the ensuing year and to authorize the directors to fix the remuneration of the auditors.

(4) To consider and, if deemed advisable, pass a resolution to approve the issuance by the Corporation, in one or more private placements during the twelve month period commencing November 15, 2001, of such number of securities that would result in the issuance or making issuable of a number of Common Shares aggregating up to 100% of the number of outstanding Common Shares of the Corporation as at October 9, 2001 as more particularly described in the accompanying Information Circular.

(5)  To transact such other business as may properly come before the Meeting.

SHAREHOLDERS OF THE CORPORATION WHO ARE UNABLE TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ACCOMPANYING INSTRUMENT OF PROXY AND TO MAIL IT TO OR DEPOSIT IT WITH THE COMPUTERSHARE TRUST COMPANY OF CANADA, WESTERN GAS TOWER, SUITE 710, 530 - 8TH AVENUE S.W., CALGARY, ALBERTA, T2P 3S8, ATTENTION:
CORPORATE SERVICES DIVISION. IN ORDER TO BE VALID AND ACTED UPON AT THE MEETING, INSTRUMENTS OF PROXY MUST BE RETURNED TO THE AFORESAID ADDRESS NOT LESS THAN 24 HOURS BEFORE THE TIME SET FOR THE HOLDING OF THE MEETING OR ANY ADJOURNMENT THEREOF.

The Board of Directors of the Corporation has set October 9, 2001, as the record date for the meeting. Only shareholders of the Corporation of record as at that date are entitled to receive notice of and to vote at the meeting unless after that date a shareholder of record transfers his shares and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, requests at least ten (10) days prior to the meeting that the transferee's name be included in the List of Shareholders entitled to vote, in which case such transferee is entitled to vote such shares at the meeting.

DATED at Edmonton, Alberta, this 9th day of October, 2001.


                                        BY ORDER OF THE BOARD


                                        Per: (Signed)  "Casey O'Byrne"
                                             -----------------------------
                                                  CASEY O'BYRNE
                                                  Chairman

                          BROCKER TECHNOLOGY GROUP LTD.
                              INFORMATION CIRCULAR

                   ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, NOVEMBER 15,2001


PURPOSE OF SOLICITATION

This Information Circular is furnished in connection with the solicitation of proxies by the Management of BROCKER TECHNOLOGY GROUP LTD. (the "Corporation" or "Brocker") for use at the Annual and Special Meeting of the Shareholders of the Corporation (the "Meeting") to be held at Delta Edmonton Centre, Suite Hotel, 10222 - 102 Street, Edmonton, Alberta, on Thursday, November 15, 2001, at the hour of 2:30 p.m. (Edmonton time), and at any adjournments thereof for the purposes set forth in the accompanying Notice of Annual and Special Meeting of Shareholders.

The solicitation of proxies is made on behalf of the Management of the Corporation. The costs incurred in the preparation and mailing of the Instrument of Proxy, Notice of Annual and Special Meeting and this Information Circular will be borne by the Corporation. In addition to the use of mail, proxies may be solicited by personal interviews and telephone attendances by directors, officers and employees of the Corporation, who will not be remunerated therefor.

APPOINTMENT AND REVOCATION OF PROXIES

The persons named in the accompanying Instrument of Proxy are the directors of the Corporation. A SHAREHOLDER WISHING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM AT THE MEETING HAS THE RIGHT TO DO SO, EITHER BY INSERTING SUCH PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE INSTRUMENT OF PROXY OR BY COMPLETING ANOTHER INSTRUMENT OF PROXY. A proxy will not be valid unless the completed Instrument of Proxy is deposited at the office of the Registrar and Transfer Agent of the Corporation, Computershare Trust Company of Canada, Western Gas Tower, Suite 710, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8, not less than 24 hours before the time fixed for the Meeting, in default of which the Instrument of Proxy shall not be treated as valid.

A shareholder who has given a proxy may revoke it by an instrument in writing deposited at the office of the Registrar and Transfer Agent of the Corporation, Computershare Trust Company of Canada, Western Gas Tower, Suite 710, 530 - 8th Avenue S.W., Calgary, Alberta, T2P 3S8, at any time up to and including the last business day preceding the day of the Meeting or, if adjourned, any reconvening thereof, or with the Chairman of the Meeting on the day of the Meeting or, if adjourned, any reconvening thereof, or in any other manner provided by law. Where a proxy has been revoked, the shareholder may personally attend at the Meeting and vote his shares as if no proxy had been given.

VOTING OF PROXIES

All shares represented at the Meeting by properly executed proxies will be voted on any ballot that may be called for and, where a choice with respect to any matter to be acted upon has been specified in the Instrument of Proxy, the shares represented by the proxy will be voted or withheld from voting in accordance with such specification. In the absence of any such specifications, the management designees, if named as proxy, will vote in favour of all the matters set out thereon.

The accompanying Instrument of Proxy confers discretionary authority upon the management designees or other persons named as proxy with respect to amendments to or variations of matters identified in the Notice of Annual and Special Meeting of Shareholders and any other matters, which may properly come before the Meeting. At the time of printing of this Information Circular, the management of the Corporation knows of no such amendment, variation or other matter.

RECORD DATE

The Board of Directors of the Corporation has set October 9, 2001, as the record date for the Meeting. Only shareholders of the Corporation of record as at that date are entitled to receive notice of and to vote at the Meeting unless after that date a shareholder of record transfers his shares and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, requests at least ten (10) days prior to the Meeting that the transferee's name be included in the List of Shareholders entitled to vote, in which case such transferee is entitled to vote such shares at the Meeting. In addition to the foregoing shareholders of record, the Corporation will be providing copies of the meeting materials to intermediaries who will be responsible for distributing such meeting materials to beneficial shareholders who have indicated their desire to receive such materials.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The registered holders of the Common Shares of record at the time of the Meeting are entitled to vote such shares at the Meeting on the basis of one vote for each Common Share held, the Common Shares being the only class of shares entitled to vote at the Annual and Special Meeting of Shareholders. In addition, beneficial holders of Common Shares of the Corporation who are beneficial (unregistered) holders as of the Record Date and who have been granted voting rights pursuant to National Policy 41 of the Canadian Securities Administrators and complied with the said Policy will be entitled to vote at the Meeting, subject to the provisions of the said Policy.

Of the Corporation's authorized unlimited number of Common Shares as at October 9, 2001, 4,839,261 Common Shares are issued and outstanding as fully paid and non-assessable.

To the knowledge of the directors and senior officers of the Corporation, the shareholders beneficially owning, directly or indirectly, equity shares carrying more than 10% of the voting rights of the outstanding equity shares of the Corporation are as follows:

                             TYPE OF
NAME AND MUNICIPALITY        PERCENTAGE             NUMBER
OF RESIDENCE                 OWNERSHIP              OF SHARES        OF 100%
---------------------        ----------             ---------        -------
Michael B. Ridgway           of record              739,712          15.3%
Auckland, New Zealand        and beneficial

As of the 9th day of October, 2001, the directors and senior officers as a group owned beneficially, directly and indirectly, but without consideration of outstanding stock options, 857,199 Common Shares of the Corporation representing approximately 17.7% of the presently issued and outstanding Common Shares of the Corporation.

INDEBTEDNESS OF DIRECTORS AND OFFICERS

During the last fiscal year, the Corporation provided a loan, bearing interest at 7.5% per annum, to the Corporation's Vice-Chairman (formerly the President), Michael B. Ridgway of Auckland, New Zealand. The largest amount outstanding during the last fiscal year was $190,399 (NZ) and the loan was repaid subsequent to the year end. Casey O'Byrne, Chairman and a director of the Corporation, has an interest bearing loan with the Corporation, bearing interest at 5% per annum. The largest amount outstanding on this loan during the last fiscal year was $66,700, and the present balance is $46,700, it is repayable by December 21, 2002. Richard Justice, the Chief Executive Officer and a director of the

Corporation, has an interest free loan from the Corporation. The largest amount outstanding on this loan in the last fiscal year was $300,167, and the present balance is $300,167.

ELECTION OF DIRECTORS

It is proposed that the following persons will be nominated at the meeting. IT IS THE INTENTION OF THE MANAGEMENT DESIGNEES, IF NAMED AS PROXY, TO VOTE FOR THE ELECTION OF SAID PERSONS TO THE BOARD OF DIRECTORS UNLESS OTHERWISE DIRECTED. Each director elected will hold office until the next Annual and Special Meeting, or until his successor is duly elected or appointed, unless his office be earlier vacated in accordance with the Business Corporations Act (Alberta). The following information relating to the nominees as directors is based partly on the Corporation's records and partly on information received by the Corporation from the said nominees and sets forth the name and address of each of the persons proposed to be nominated for election as a director, his principal occupation at present and for the previous five years, all other positions and offices in the Corporation held by him, the year in which he was first elected a director, and the approximate number of shares of the Corporation that he has advised the Corporation are beneficially owned by him, directly or indirectly.

---------------------------------------------------------------------------------------------------------------
                                                  SHARES
                         POSITION                 BENEFICIALLY
                         PRESENTLY                HELD AS OF
DIRECTOR                 HELD                     OCTOBER 9, 2001(1)       PRINCIPAL OCCUPATION
---------------------------------------------------------------------------------------------------------------
Casey J. O'Byrne         Chairman and             12,612 Common            Barrister &  Solicitor,  Tarrabain,
Edmonton,                Director (director       Shares                   O'Byrne & Company
Alberta                  since November 23,
                         1993)
---------------------------------------------------------------------------------------------------------------
Michael B.               Vice-Chairman, and       739,712 Common           Vice-Chairman,  Brocker  Technology
Ridgway                  director (since          Shares                   Group Ltd.
Auckland,                December 20, 1994)
New Zealand
---------------------------------------------------------------------------------------------------------------
Richard Justice          Chief Executive          91,125 Common            Chief Executive, Brocker Technology
Auckland,                Officer, Chief           Shares                   Group Ltd.;  prior  thereto,  Chief
New Zealand              Operating Officer                                 Financial Officer,  Brocker,  prior
                         and Director                                      to  thereto  financial   controller
                         (director since                                   Sealcorp  Computer  Products  Ltd.;
                         September 12, 1997)                               and         prior          thereto,
                                                                           Manager/Consultant,          Abacus
                                                                           Management Services Limited
---------------------------------------------------------------------------------------------------------------
Daniel Hachey            Director (since          5,500 Common             Senior Vice-President and Director,
Toronto, Ontario         January 26, 1998)        Shares                   Head of Technology Group, Corporate
                                                                           Finance and Advisory Division, HSBC
                                                                           Securities (Canada) Inc.
---------------------------------------------------------------------------------------------------------------
Andrew J.                Director (since          12,500 Common            Barrister & Solicitor,  Chamberlain
Chamberlain              December 15, 1999)       Shares                   Hutchison
Edmonton,
Alberta
---------------------------------------------------------------------------------------------------------------
James Ah Koy             Director (since          Nil(2)                   Minister for Finance, Fiji Islands;
Tamavua, Suva,           December 7, 2000)                                 prior    thereto,    Minister   for
Fiji Islands                                                               Commerce,   Industry,   Trade   and
                                                                           Public Enterprises.
---------------------------------------------------------------------------------------------------------------
Robert Rowell            Director (since June     Nil                      Principal  of  Goodhew  and  Rowell
Calgary, Alberta         27, 2001)                                         Investor elations,  prior thereto a
                                                                           background in economics,  insurance
                                                                           and financial.
---------------------------------------------------------------------------------------------------------------

(1)  Does not include options to acquire shares.

(2) Mr. Ah Koy is the founder and a principal of Kelton Investments Limited, which company is to be issued 181,181 Common Shares pursuant to the Corporation's acquisition of Generic Technology Limited.

The Corporation is required to have an audit committee, which is presently comprised of Casey J. O'Byrne, Daniel Hachey and Andrew Chamberlain. The Corporation does not have an executive committee.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid by the Corporation and its subsidiaries to the Corporation's Chief Executive Officer for the financial years ended March 31, 1999 and March 31, 2000 and March 31, 2001 and for the four most highly compensated executive officers (other than the President) for the financial year ended March 31, 2000 and March 31, 2001 (except where the aggregate salary and bonus did not exceed $100,000). Aspects of this compensation are dealt with in the following table:

---------------------------------------------------------------------------------------------------------------------
                                                                                Long-Term
                        Annual Compensation                                      Compensation
                      --------------------------------------------------------------------------------
Name and                Salary ($)               Bonus ($)      Other Annual        Number of           All Other
Principal                                                       Compensation        Securities          Compensation
Position                                                        ($)(1)              Under Option
---------------------------------------------------------------------------------------------------------------------
Richard Justice,        1999      $100,254       Nil            $18,869             Nil                 Nil
President, Chief
Executive Officer       2000      $100,617       Nil            $18,156             118,000             Nil

                        2001      100,642        Nil             17,742              42,000             Nil
---------------------------------------------------------------------------------------------------------------------

Notes:

(1) Includes taxable value of options exercised and taxable value of company vehicle use. Except as stated perquisites and other personal benefits do not exceed the lesser of $50,000 and 10% of the total annual salary and bonus.

(2) The aggregate cash compensation paid to the Chief Executive Officer the Corporation's other four most highly compensated executive officers (its "named executive officers") by the Corporation and its subsidiaries for the year ended March 31, 2001, was $447,649.

Option Grants for the Fiscal Year Ended March 31, 2001

The directors and senior officers of the Corporation were granted stock options for the purchase of Common Shares pursuant to the terms of the stock option plan of the Corporation during the fiscal year ended March 31, 2000. The Corporation has not granted any share appreciation rights. The following table sets forth certain information relating to the stock options granted to the directors during the financial year ended March 31, 2000:

Option Grants During the Most Recently Completed Financial Year

------------------------------------------------------------------------------------------------------------------
                                   % of Total Options                      Market Value of
                    Securities     Granted/Repriced to                     Shares Underlying
                    Under Options  Employees in the         Exercise       Options at Date of
                    (shares)       Financial Year Ended     Price          Grant/Repricing
Name                               March 31, 2001(1)        ($/share)      ($/Share)           Expiration Date
------------------------------------------------------------------------------------------------------------------
Richard Justice     12,500         7.2%                     $29.60         $29.60              August 31, 2005
------------------------------------------------------------------------------------------------------------------
Robert Singer       12,500         7.2%                     $29.60         $29.60              August 21, 2005
------------------------------------------------------------------------------------------------------------------
Grant Hope          12,500         7.2%                     $29.60         $29.60              August 31, 2005
------------------------------------------------------------------------------------------------------------------

Notes:

(1) During the fiscal year ended March 31, 2001, the Corporation granted options to acquire shares for an aggregate of173,750 Common Shares.

Value of Aggregated Options Exercised During the Fiscal Year Ended March 31, 2001 and Financial Year End Option Values

The following table sets forth certain information relating to options exercised by named executive officers and directors of the Corporation during the financial year ended March 31, 2001 and the number and accrued value of unexercised stock options as at March 31, 2001:

Aggregated Option Exercises During the Year Ended March 31, 2001 and Option Values at March 31, 2001.

--------------------------------------------------------------------------------------------------------
                                                                 Unexercised         Value of
                         Shares              Aggregate           Options at          Unexercised In-The-
                         Acquired on         Value Realized      March 31,           Money Options at
Name                     Exercise(#)         ($)                 2001(1)(#)          March 31, 2001(2)($)
---------------------------------------------------------------------------------------------------------
Michael B. Ridgway       Nil                 Nil                 57,500              Nil
---------------------------------------------------------------------------------------------------------
Richard Justice          Nil                 Nil                 42,000              Nil
---------------------------------------------------------------------------------------------------------
Casey J. O'Byrne         Nil                 $37,100             75,500              Nil
---------------------------------------------------------------------------------------------------------
Andrew Chamberlain       Nil                 Nil                 12,500              Nil
---------------------------------------------------------------------------------------------------------
Robert Singer            Nil                 Nil                 12,500              Nil
---------------------------------------------------------------------------------------------------------

Notes:

(1)  All options shown are exercisable.

(2) The value of unexercised in-the-money stock options has been determined by subtracting the exercise price of the option as at March 31,2001 from the closing Common Share price of $11.75 on March 31, 2001 as quoted by The Toronto Stock Exchange, and multiplying that number by the number of Common Shares that may be acquired upon the exercise of the option.

The Corporation does not have a long term incentive plan established for the benefit of its named executive officers or directors.

Compensation of Directors

Compensation is payable to Non-executive directors on the basis of $1,000 per meeting for Board meetings and $500 per meeting for committee meetings. The Chairman, Casey O'Byrne, is paid fees of $21,400 per annum, applied to Mr. O'Byrne's loan from the Corporation. The Corporation has agreed to pay Robert W. Singer fees of $70,417 per year. Directors were granted options to acquire shares, the details of which are set out in the tables above.

Compensation of Executive Officers

The aggregate cash compensation paid by the Corporation for services rendered by its named executive officers during the last completed financial year was $447,649. The aggregate value of all other compensation paid to these five executive officers of the Corporation during its fiscal year ended March 31, 2001 did not exceed 10% of the aggregate cash compensation of the executive officers as a group.

Stock Option Plan

The Corporation has established a Stock Option Plan (the "Plan") pursuant to which the Board of Directors of the Corporation may grant options to purchase Common Shares to the officers, directors and employees of the Corporation or affiliated corporations and to consultants retained by the Corporation.

The aggregate number of Common Shares reserved for issuance under the Plan is set at a maximum of 700,000 Common Shares (being approximately 14.5% of the presently issued and outstanding shares of the Corporation). There are presently options outstanding for an aggregate of 277,500 Common Shares. An aggregate of 3,750 Common shares were issued pursuant to duly exercised stock options during the fiscal year ended March 31, 2001. The aggregate number of Common Shares issuable to any one person shall not exceed 5% of the total number of issued and outstanding Common Shares and the aggregate number of Common Shares issuable to insiders as a group shall not exceed 10% of the total number of issued and outstanding Common Shares. The period during which an option granted under the Plan is exercisable may not exceed ten years from the date such option is granted. The price at which Common Shares may be acquired upon the exercise of an option may not be less than the closing price of the Common Shares, on the last business day prior to the date the option was granted, traded on The Toronto Stock Exchange.

Options granted under the Plan are non-assignable and are subject to early termination in the event of the death of a participant or in the event a participant ceases to be an officer, director, employee, or consultant of the Corporation, or a subsidiary, as the case may be.

Subject to the foregoing restrictions, and certain other restrictions set forth in the Plan, the Board of Directors of the Corporation is authorized to provide for the granting of options and the exercise and method of exercise of options granted under the Plan.

Composition of the Compensation Committee

The Corporation has a Compensation Committee, which, during the most recent fiscal year was, and at present is, composed of Casey O'Byrne and Daniel Hachey. Mr. O'Byrne is also the Chairman of the Corporation. Mr. O'Byrne has been provided with an interest bearing loan by the Corporation (see "Indebtedness of Directors and Officers").

Report on Executive Compensation

The Compensation Committee reviews and makes recommendations to the Board of Directors respecting the compensation of the Chief Executive Officer, Chief Financial Officer, and other senior officers of the Corporation including salaries, bonuses and stock options. To date, executive compensation has been comprised primarily of base salary and stock options. Base salaries of executive officers are reviewed annually based upon a number of factors including competitive salaries, experience, individual performance and level of responsibility. The award of stock options is considered to be an important element of the Corporation's compensation policies as they provide a reward and incentive for enhancing shareholder value. When determining new grants of options, other elements of compensation, including existing options, are taken into account.

Most of the Corporation's senior officers have performance based compensation arrangements. These compensation arrangements include a variable portion based upon the profitability of either the corporate group as a whole or a particular entity, depending upon the position of the executive. For the fiscal year ended March 31, 2001, some of the budget objectives were not achieved and the variable portion of compensation was reduced accordingly.

The compensation for Richard Justice, the Chief Executive Officer, for the most recently completed fiscal year was based primarily upon maintaining existing levels of compensation.

This report on executive compensation is presented by the Corporation's Compensation Committee, being comprised of Casey O'Byrne and Daniel Hachey.

Performance Graph

The following graph compares the yearly change in the Corporation's cumulative total shareholder return on its Common Shares with the cumulative total shareholder return on the Toronto Stock Exchange 300 Index, based upon a $100 investment, assuming the re-investment of dividends where applicable, for the comparable period.

                            Brocker Technology Group


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


                             [PLOT POINTS TO COME.]


STATEMENT OF CORPORATE GOVERNANCE PRINCIPLES

The Toronto Stock Exchange (the "TSE") has a policy for listed companies pertaining to corporate governance. This policy adopts the TSE Committee on Corporate Governance in Canada's Report which sets out a series of guidelines for effective corporate governance (the "Report"). The TSE requires that each listed company disclose on an annual basis its approach to corporate governance. Brocker's approach to corporate governance is set forth below.

1. The mandate of the Board of Directors is to supervise the management of the business and affairs of Brocker and the Board implicitly assumes responsibility for the stewardship of the Corporation. Although the Corporation has a written strategic plan and the Board meets and discusses the future goals of the Corporation. Based on information provided and procedures established by management, the Board from time to time has considered the principal risks of the Corporation's business and reviewed the procedures to manage these risks. The Board has considered and will continue to consider, succession issues and takes responsibility for monitoring the Chief Executive Officer ("CEO") of the Corporation who in turn is responsible for the appointing, training and monitoring of other senior management. The Board has discussed and considered how the Corporation communicates with its shareholders, and senior management of the Corporation promptly deals with received shareholder concerns and queries. The CEO and Chief Financial Officer assess the integrity of the Corporation's internal control and management information systems and report to the Board as required. The Board is of the opinion that given consideration to the size of the Corporation and the expertise of the CEO and other senior management of the Corporation, the foregoing is an appropriate role for the Board.

2. The Board is presently comprised of eight members, three of which (namely Mr. O'Byrne, Mr. Hachey, and Robert Singer) are unrelated, in that they are independent of management of the Corporation and are free of any interest and any business or other relationship which could, or could reasonably be perceived to materially interfere with his ability to act in the best interest of the Corporation. Mr. Ridgway is related in that he is the former Chief Executive Officer of the Corporation. Mr. Justice is the Chief Executive Officer; and Mr. Chamberlain is a member of a law firm that provides services to the Corporation; and Robert Rowell provides investor relation services to the Corporation. The Corporation does not have a significant shareholder as defined in the Report.

3. Each of the unrelated directors is also an outside director in that neither is part of the management of the Corporation.

4. The Board deals directly with the issue of the nomination of new directors. The Board feels this is appropriate given the size of the current Board of Directors. Normally, nominations have been the result of recruitment activities of members of the Board and discussed informally with members of the Board before being formally brought to the Board as a whole.

5. Given the size of the Corporation's Board, it does not have a committee to assess the effectiveness of the Board as a whole, its committees and individual directors. Such assessment is done informally by discussion among individual Board members.

6. The Corporation does not have a formal process of orientation and education program for new recruits to the Board.

7. The Board has examined its size with respect to the issue of its effectiveness and has determined that given the size of the Corporation and the nature of its business, the Corporation has determined to reduce the size of the Board to six directors.

8. The Board has four committees, being the Audit Committee, Compensation Committee, Corporate Governance Committee and Acquisition Committee. The members of these committees are unrelated and outside directors.

9.   The Board has a Compensation  Committee  which is comprised of two members,
     both  of  which  are  unrelated  and  outside   directors  except  for  the
     Acquisition Committee, which is comprised of three related directors.

10.  The Board  has a  Corporate  Governance  Committee  which  is, in  general, responsible for developing the Corporation's approach to corporate governance. At present, the committee is comprised of two members, which are unrelated and outside directors.

11. The Board periodically reviews the performance of the CEO but does not have formal position descriptions for the Board and the CEO, nor does it have written corporate objectives which the CEO is responsible for meeting. However, the Board has financial and corporate objectives, and reviews the performance of the CEO in view of the attainment of these financial and corporate objectives and the enhancement of shareholder value.

12. The Board operates closely with management; however, when required, the Board functions independent of management in that it considers and generally, but does not always, accept management's proposals.

13. The Audit Committee is comprised of a majority of outside directors and is responsible for reviewing the audited financial statements of the Corporation. It is in a position, and if required it can have, direct communication with the Corporation's external auditors. The Board has established the roles and responsibilities of the Audit Committee.

14. Individual directors have the ability to engage outside advisors at the expense of the Corporation in appropriate circumstances.

APPOINTMENT OF AUDITORS

The shareholders will be asked to vote for the re-appointment of Deloitte Touche Tohmatsu, Chartered Accountants, Auckland, New Zealand, as auditors of the Corporation and to authorize the directors to fix the remuneration of the auditors. Deloitte Touch Tohmatsu were first appointed on December 7, 2000.

ADVANCE SHAREHOLDER APPROVAL FOR THE ISSUANCE OF SHARES BY PRIVATE PLACEMENT

The Corporation from time to time investigates opportunities to raise financing on advantageous terms. It anticipates that it may undertake one or more financings over the next year and expects some of them to be structured as private placements. In addition, the Corporation may negotiate possible acquisitions of assets or businesses in exchange, in whole or in part, for the issuance of Common Shares or convertible securities of the Corporation; such transactions would also be considered to be private placements.

Under the rules of the Toronto Stock Exchange the aggregate number of shares of a listed company which are issued or made subject to issuance (i.e. issuable under a share purchase warrant or option or other convertible security) by way of one or more private placement transactions during any particular six month period must not exceed 25% of the number of shares outstanding (on a non-diluted basis) prior to giving effect to such transactions (the "TSE 25% Rule"), unless there has been shareholder approval of such transactions.

The application of the TSE 25% Rule may restrict the availability to the Corporation of funds which it may wish to raise in the future by private placements of its securities or potential acquisitions.

In particular, management of the Corporation considers it to be in the best interests of the Corporation to solicit private placement funds for working capital and possible expansions or acquisitions. The Toronto Stock Exchange has a working practice that it will accept advance approval by shareholders in anticipation of private placements that may exceed the TSE 25% Rule, provided such private placements are completed within 12 months of the date such advance shareholder approval is given.

The Corporation's issued and outstanding share capital is currently 4,839,261 Common Shares and the Corporation proposes that the maximum number of shares which either would be issued or made subject to issuance under one or more private placements in the twelve month period commencing on November 15, 2001 would not exceed 4,839,261 shares or 100% of the Corporation's issued and outstanding shares as at October 9, 2001.

Any private placement proceeded with by the Corporation under the advance approval being sought at the Meeting will be subject to the following additional restrictions:

(a)  it must be substantially with parties at arm's length to the Corporation;

(b)  it cannot materially affect control the Corporation;

(c) it must be completed within a twelve month period following the date the advance shareholder approval is given; and

(d)  it must  comply  with the private  placement  pricing  rules of The Toronto
     Stock Exchange which currently require that the issue price per Common Share must not be lower than the closing market price of the Common Shares on The Toronto Stock Exchange on the trading day prior to the date notice of the private placement is given to The Toronto Stock Exchange (the "Market Price"), less the applicable discount, as follows:

                Market Price                  Maximum Discount

                $0.50 or less                        25%
                $0.51 to $2.00                       20%
                above $2.00                          15%

     (For these purposes, a private placement of unlisted convertible securities is deemed to be a private placement of the underlying listed securities at an issue price equal to the lowest possible price at which the securities are convertible by the holders thereof).

In any event, The Toronto Stock Exchange retains the discretion to decide whether or not a particular placement is "substantially" at arm's length or will materially affect control of the Corporation, in which case specific shareholder approval may be required.

In anticipation that the Corporation may wish to enter into one or more private placements in the next 12 months that will result in it issuing and/or making issuable such number of its Common Shares, taking into account any shares that may be issued upon exercise of any warrants, options or other rights granted in connection with the private placements, that will exceed the TSE 25% Rule, the Corporation requests its shareholder to pass an ordinary resolution in the following terms:

"BE IT RESOLVED THAT:

The issuance by the Corporation in one or more private placements during the twelve month period commencing November 15, 2001 of such number of securities that would result in the Corporation issuing or making issuable a number of Common Shares aggregating up to 100% of the number of issued and outstanding Common Shares as at October 9, 2001, being the date of the Information Circular describing the advance approval, as more particularly described in and subject to the restrictions described in the Corporation's Information Circular dated October 9, 2001, is hereby approved."

The directors of the Corporation believe the passing of the ordinary resolution is in the best interests of the Corporation and recommend that shareholders vote in favor of the resolution. In the event the resolution is not passed, The Toronto Stock Exchange will not approve any private placements that result in the issuance or possible issuance of a number of shares which exceed the TSE 25% Rule, without specific shareholder approval. Such restriction could impede the Corporation's timely access to required funds on favorable terms.

An ordinary resolution requires the approval of a simple majority of the votes cast by those shareholders of the Corporation who, being entitled to do so, vote in person or by proxy at a general meeting of the Corporation.

EMPLOYEE SHARE PURCHASE PLAN

The Corporation has established an Employee Share Purchase Plan (the "Share Purchase Plan") pursuant to which it has reserved an aggregate of 375,000 Common Shares (being approximately 7.75% of the presently issued and outstanding shares of the Corporation). The purpose of the

Share Purchase Plan is to make available to eligible employees of the Corporation and its subsidiaries a means of purchasing the Corporation's Common Shares through regular payroll deductions. Participation in the Share Purchase Plan is voluntary. The major terms of the Share Purchase Plan are set out below.

Computershare Trust Company Of Canada (The "Administrator"), which is the Transfer Agent and Registrar of the Corporation, has been designated by the Corporation to act as the Administrator of the Share Purchase Plan and to open and maintain accounts in the names of the participating employees and to arrange for purchases of shares. The Corporation may, in its discretion, change the Administrator or may appoint itself to act as Administrator of the Share Purchase Plan.

All full time salaried employees of the Corporation (except for those holding a position equal to or senior to that of "Group General Manager"), who are schedule to work at least 35 hours a week, are over the age of 16 years, and have completed at least 6 months of continuous service, are eligible to participate in the Share Purchase Plan. Eligible employees may elect to enroll in the Share Purchase Plan as of January 1, April 1, July 1 or October 1, in any year, by delivering to the Corporation appropriate election forms at least 30 days prior to the enrolment date. Each participant must notify the Corporation of what percentage, being a minimum of 2.5% and a maximum of 5%, of his monthly salary he wishes to contribute to the Share Purchase Plan. These contributions are then deducted from the employee's salary on a semi-monthly basis and are matched equally by the Corporation. The matching contribution by the Corporation vests immediately. All contributions are forwarded to the Plan Administrator on a monthly basis. The participant may change the designated percentage of payroll deduction on 30 days notice, and may withdraw from the Share Purchase Plan at any time.

The total amount of contributions is used on a monthly basis to purchase Common Shares of the Corporation from its treasury. The Purchase Price of such shares is that price which is equal to the weighted average of the trading prices of the Common Shares of the Corporation on the Toronto Stock Exchange for the 5 days on which the shares traded on or before the last day of the month for which contributions were remitted to the Administrator. Participants whose contributions were remitted will immediately acquire full beneficial ownership of all shares and fractional interest in shares subscribed for their accounts. All shares will be registered in the name of the Administrator until delivery to the participants, which will occur when an employee withdraws from the Share Purchase Plan or on the request of the employee (subject to payment of the Administrator's fees).

The Corporation will pay all costs of establishing and operating the Share Purchase Plan. The Plan will be monitored by a committee to be appointed by the Board of Directors of the Corporation, which is empowered to make and enforce rules with respect to interpretation resolved ambiguities, and amend or terminate the Share Purchase Plan and decide questions of eligibility.

A participant may withdraw from the Share Purchase Plan at any time, in accordance with the provisions of the Plan. The participants may not sell or transfer their shares until they are in receipt of a certificate for the shares purchased for them. The Corporation may amend or terminate the Share Purchase Plan at any time.

No shares shall be purchased by the Administrator for any participant, for such purchase could result at any time in:

1. The number of shares reserved for issuance pursuant to stock options granted to, or shares purchased under the Share Purchase Plan for, insiders of the Corporation exceeding 10% of the issued and outstanding shares of the Corporation.

2. The issuance to any one insider, and such insiders associates, within a 1 year period, of a number of shares exceeding 5% of the issued and outstanding shares of the Corporation.

The reservation of 375,000 Common Shares for the Share Purchase Plan is anticipated to allow the operation of the Share Purchase Plan for approximately 5 years. However, the number of shares that may be purchased under the Share Purchase Plan in any given year can vary significantly, based upon a number of factors including levels of employee compensation, level of participation by employees, fluctuation in foreign currency exchange rates (at the present time a majority of the Corporation's employees are in New Zealand and Fiji) and fluctuations in the trading price of the Corporation's shares. Except for the matching contribution by the Corporation, no additional financial assistance will be provided by the Corporation under the Share Purchase Plan.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

There were no material interests, direct or indirect, of directors and officers of the Corporation, any shareholder who beneficially owns more than 10% of the Common Shares of the Corporation, or any known associate or affiliate of these persons in any transactions since the commencement of the Corporation's last fiscal year or in any proposed transaction which has materially affected or would materially affect the Corporation other than as previously disclosed in this Information Circular.

OTHER BUSINESS

Management is not aware of any other business to come before the Meeting other than as set forth in the Notice of Annual and Special Meeting of Shareholders. If any other business properly comes before the Meeting, it is the intention of the persons named in the Instrument of Proxy to vote the shares represented thereby in accordance with their best judgment on such matter.

APPROVAL AND CERTIFICATION

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

DATED: October 9, 2001


(Signed)  "Richard Justice"             (Signed)  "Grant Hope"
---------------------------             ------------------------------------
RICHARD JUSTICE                         GRANT HOPE
CHIEF EXECUTIVE OFFICER                 CHIEF FINANCIAL OFFICER

                          BROCKER TECHNOLOGY GROUP LTD.
                          2150 Tower One, Scotia Place
                               10060 Jasper Avenue
                                Edmonton, Alberta
                                     T5J 3R8

                               INSTRUMENT OF PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT AND WILL BE USED AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, NOVEMBER 15, 2001.

The undersigned shareholder of Brocker Technology Group Ltd. (the "Corporation"), or his attorney authorized in writing, hereby nominates, constitutes and appoints Casey O'Byrne, the Chairman of the Corporation, or failing him, Richard Justice, the Chief Executive Officer of the Corporation, or in the place and stead of the foregoing, ____________________________________
the true and lawful attorney and proxy of the undersigned to attend, act and vote in respect of all shares held by the undersigned at the Annual and Special Meeting of Shareholders of the Corporation, to be held at ______________________________________________, Edmonton, Alberta on Thursday,
November 15, 2001, at the hour of 2:30 p.m. (Edmonton time) and any adjournment or adjournments thereof, unless and until the undersigned is present in person at the meeting or any adjournment or adjournments thereof, and without limiting the general authorization and power herein given, to vote on behalf of the undersigned in the following manner, OR IF NO CHOICE IS SPECIFIED, IN ACCORDANCE WITH HIS DISCRETION:

1.   TO VOTE FOR ______                                  TO WITHHOLD VOTE ______

     The election of directors as set out in the Corporation's Information Circular for the ensuing year.

2.   TO VOTE FOR _______                             TO WITHHOLD AGAINST  ______

     The passing of a resolution to reappoint Deloitte Touche Tohmatsu as auditors for the ensuing year and to authorize the directors to fix the remuneration of the auditors.

3.   TO VOTE FOR _______                                 TO VOTE AGAINST  ______

     To consider and, if deemed advisable, pass a resolution to approve the issuance by the Corporation, in one or more private placements during the twelve month period commencing November 15, 2001, of such number of securities that would result in the issuance or making issuable of a number of Common Shares aggregating up to 100% of the number of outstanding Common Shares of the Corporation as at ______________, 2001 as more particularly described in the accompanying Information Circular.

4. To vote in accordance with his discretion upon such other business as may properly come before the Meeting or any adjournment thereof.

THE UNDERSIGNED HEREBY REVOKES ANY PROXIES BEFORE GIVEN.

DATED this _____ day of _________________, 2001.


                                             -----------------------------------
                                             Signature  of  Shareholder  or  his
                                             attorney authorized in writing

                                             PLEASE PRINT:______________________

                                             NAME:______________________________

                                             NUMBER OF SHARES HELD:_____________


NOTE: If the shareholder is a company or a corporation, the Instrument of Proxy should be under its corporate seal and executed by an officer or attorney thereof duly authorized.

                          BROCKER TECHNOLOGY GROUP LTD.
                               (the "Corporation")


                          Interim Financial Statements


                               RETURN CARD - 2001


Under National Policy 41 the Corporation is exempted from delivering Interim Financial Statements to its registered shareholders if it maintains a Supplemental Mailing List. Interim Financial Statements will be distributed to shareholders requesting such material, whose names will appear on the Supplemental Mailing List.

Accordingly,  if  you  wish  to  receive  the  Corporation's  Interim  Financial
Statements you must complete and sign this card and return it to the Corporation.

This election must be renewed each year to entitle the shareholder to continue receiving the Interim Financial Statements of the Corporation.

TO:  BROCKER TECHNOLOGY GROUP LTD.
     2150 Tower One, Scotia Place
     10060 Jasper Avenue
     Edmonton, Alberta
     T5J 3R8

     ATTENTION:  SHAREHOLDER COMMUNICATIONS

I hereby request that I be provided with the Interim Financial Statements of the Corporation. I confirm that I am the owner of shares of the Corporation.


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